EXHIBIT 99.1

Contact:	Neenah Paper, Inc.

Bill McCarthy

Vice President — Financial Analysis and Investor Relations

678-518-3278

Neenah Paper Reports First Quarter Results

ALPHARETTA, GEORGIA — May 9, 2006 (NYSE:NP) — Neenah Paper, Inc. today reported net income of $0.9 million for the first quarter 2006, or $0.06 per diluted common share, compared with net income of $2.7 million, or $0.18 per diluted common share during the first quarter of 2005. First quarter 2005 results included after-tax charges for the closure of the Terrace Bay No. 1 mill of $0.19 per diluted common share. In January 2006, the company adopted SFAS 123R for recognizing stock-based compensation costs and first quarter 2006 results include a charge of $0.06 per share for the expense of such costs under this new standard.

For the Fine Paper business, first quarter 2006 net sales of $58.1 million exceeded sales of $57.9 million in the same quarter last year, as higher average selling prices and an improved sales mix offset a three percent decline in volumes. Operating income for the current quarter was $15.6 million compared with $17.0 million in 2005. The reduction in operating income was primarily attributable to higher costs for energy and raw materials in 2006, partly offset by the higher selling prices and more favorable mix.

Technical Products net sales of $33.0 million in the first quarter of 2006 compared with $35.9 million in the same period of 2005. The lower sales reflected an 11 percent decline in volumes which was primarily due to the timing of orders for tape products. Operating income for the quarter was $2.0 million compared with $4.7 million in the first quarter of 2005 largely due to reduced sales and manufacturing inefficiencies associated with the lower volumes. Higher costs of energy and raw materials were offset by improved selling prices.

Net sales for Pulp of $78.7 million in the first quarter compared with sales of $109.2 million in the same period of 2005.  The decline in sales was due to lower volumes at the Terrace Bay mill following the closure of the No. 1 mill in May 2005 and suspension of production in February 2006 due to a strike in the woodlands operations. Operating losses in the pulp segment improved $3.3 million, from a loss of $11.1 million in the first quarter of 2005 to a loss of $7.8 million in the same period 2006. In 2005, pulp operating results included $4.3 million for closure costs of the No. 1 mill at Terrace Bay. Excluding 2005 closure costs, year-on-year losses widened slightly in 2006 primarily due to a stronger Canadian dollar, higher energy and material costs and unscheduled maintenance downtime at the Pictou mill. These items were partly offset by reduced spending at Terrace Bay during the strike-related shutdown, reimbursements from the Ontario government for certain forestry activities at Terrace Bay and gains on currency hedging operations.

Commenting on results and recent strategic announcements, Sean Erwin, Chairman and Chief Executive Officer said, “Our paper businesses remain on solid footing despite the continued impact of higher raw material and energy prices versus a year ago. We remain committed to grow these businesses and enhance margins through product introductions and additional cost savings initiatives and look forward to being able to focus on these actions in coming months. “

“We have devoted a lot of effort towards our strategic objectives of evolving Neenah Paper into a leading fine paper and technical products company and unlocking value in our pulp operations. I am extremely pleased with the progress that has been made. The recent agreements to transfer our Terrace Bay operations and to sell a major portion of our timberlands in Nova Scotia represent two very important accomplishments and the culmination of a lot of hard work.”

CONFERENCE CALL

Neenah Paper’s conference call to discuss first quarter earnings and other matters of interest to investors and analysts will be held at 11 a.m. (Eastern) on May 10.  The call will be simultaneously broadcast over the World Wide Web, and stockholders and others are invited to listen to the live broadcast by following the instructions set out in the Investors section of the company’s Web site (www.neenah.com). A replay of the call will be available at the same site through May 31.

About Neenah Paper, Inc.

Neenah Paper manufactures and distributes a wide range of premium and specialty paper grades, with well-known brands such as CLASSIC®, ENVIRONMENT®, KIMDURA® and MUNISING LP®. The company also produces and sells bleached pulp, primarily for use in the manufacture of tissue and writing papers. Neenah Paper is based in Alpharetta, Georgia, and has manufacturing operations in Wisconsin, Michigan and in the Canadian provinces of Ontario and Nova Scotia. Additional information about Neenah Paper can be found at the company’s web site at www.neenah.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), or in releases made by the Securities and Exchange Commission, all as may be amended from time to time. Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of the PSLRA. Any such forward-looking statements reflect our beliefs and assumptions and are based on information currently available to us and are subject to risks and uncertainties that could cause actual results to differ materially including, but not limited to, changes in U.S./Canadian dollar currency exchange rates, changes in pulp prices, the cost or availability of raw materials, unanticipated expenditures related to the cost of compliance with environmental and other governmental regulations, the labor situation in Ontario and the ability of the company to realize anticipated cost savings. Forward-looking statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.  These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Neenah Paper, Inc. cautions investors that any forward-looking statements we make are not guarantees or indicative of future performance.

NEENAH PAPER INC AND SUBSIDIARIES

CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

(In millions, except share and per share data)

(Unaudited)

	For the Three Months Ended March 31,
	2006	2005

Net Sales	$165.2	$196.6
Cost of products sold	146.8	171.3
Gross Profit	18.4	25.3
Selling, general and administrative expenses	15.9	12.7
Restructuring costs and asset impairment loss[1]	—	4.3
Other (income) - net	(3.3)	(0.6)
Operating Income	5.8	8.9
Interest expense-net	4.4	4.7
Income Before Income Taxes	1.4	4.2
Provision for income taxes	0.5	1.5
Net Income	$0.9	$2.7

Earnings Per Common Share:
Basic	$0.06	$0.18

Diluted	$0.06	$0.18

Weighted Average Common
Shares Outstanding (000s)
Basic	14,743	14,738

Diluted	14,796	14,793

Notes:

1 - The three months ended March 31, 2005,  include restructuring costs and asset impairment charges associated with the closure of the No. 1 Mill at Terrace Bay of $3.5 million and $0.8 million, respectively.

NEENAH PAPER INC AND SUBSIDIARIES

SELECTED FINANCIAL DATA

(In millions)

(Unaudited)

	For the Three Months Ended March 31,
Business Segment Data	2006	2005
Net Sales:
Fine Paper	$58.1	$57.9
Technical Paper	33.0	35.9
Pulp	78.7	109.2
Intersegment Sales	(4.6)	(6.4)
Consolidated Total	$165.2	$196.6

Operating Income (Loss):
Fine Paper	$15.6	$17.0
Technical Paper	2.0	4.7
Pulp	(7.8)	(11.1)
Unallocated corporate expenses	(4.0)	(1.7)
Consolidated Total	$5.8	$8.9

Balance Sheet Data	March 31, 2006	December 31, 2005
Cash and Cash Equivalents	$23.3	$12.6
Adjusted Working Capital[1]	101.2	112.5
Total Debt	227.3	227.5
Stockholders’ Equity	161.2	165.3
Total Assets	526.8	537.0

	For the Three Months Ended March 31,
Cash Flow Data	2006	2005
Cash Provided By Operating Activities	$16.3	$8.3
Depreciation and amortization[2]	6.7	7.0
Capital expenditures	3.4	6.6
Pension contributions[3]	1.8	4.2

Notes:

1 - Adjusted working capital consists of all current assets and current liabilities, net of cash and debt payable within one year.

2 - Results for the three months ended March 31, 2006 and 2005 include approximately $0.5 million for amortization of bond issuance costs.

3 - Amount of cash contributions to pension trusts.